Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Force Protection Video Equipment Corp.

We hereby consent to the incorporation in this Registration Statement on Form S-1 of Force Protection Video Equipment Corp., (the “Company”) of our report dated April 15, 2021, with respect to the balance sheets of BIGtoken, an operating segment of SRAX, Inc., (A carve-out of SRAX, Inc.), (the “Company”), as of December 31, 2020 and 2019, and the related carve-out statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2020, (collectively referred to as the “carve-out financial statements”). The carve-out financial statements were included in the Annual Report on Form 10-K, for the year ended December 31, 2020 of Force Protection Video Equipment Corp.

Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern. We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ RBSM, LLP

New York, New York

July 23, 2021